UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 10, 2008, Raptor Pharmaceuticals Corp. (the “Company”) issued a press release announcing that the Company entered into an agreement with the Centre Hospitalier Universitaire d’Angers (“CHU d’Angers”) of France to evaluate the Company’s proprietary delayed-release cysteamine bitartrate (“DR Cysteamine”) in a Phase II clinical trial in patients with Huntington’s Disease (“Huntington’s”). CHU d’Angers has received a grant from the Programme Hospitalier de Recherche Clinique – National, a program under the French Ministry of Health, to fund the two-year, multi-center Phase II clinical trial in Huntington’s patients. Under the terms of the agreement, Raptor will provide clinical supplies of DR Cysteamine for the trial.

The press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release of the Company dated November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: November 10, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company dated November 10, 2008.